Exhibit 99.1

ROBERTS REALTY INVESTORS, INC.

CONTACT:	FOR IMMEDIATE RELEASE
Charles S. Roberts	February 24, 2006
Chief Executive Officer

Telephone: (770) 394-6000
Fax: (770) 551-5914

ROBERTS REALTY INVESTORS, INC.
ANNOUNCES MANAGEMENT CHANGE

ATLANTA, GA — Roberts Realty Investors, Inc. (AMEX:RPI) announces that on February 21, 2006, Michael A. Quinlan and the company’s Board of Directors mutually agreed that Mr. Quinlan will resign his position as Chief Financial Officer, Secretary, and Treasurer effective April 14, 2006. Mr. Quinlan will work with the company’s independent auditors and outside legal counsel to complete the company’s filing of both its Annual Report on Form 10-K with the SEC and its federal and state tax returns with the appropriate tax authorities before leaving. The company has commenced a search for Mr. Quinlan’s replacement.

Roberts Realty Investors, Inc. invests in multifamily residential and retail properties in Atlanta and south Florida as a self-administered, self-managed equity real estate investment trust.